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                                                             EXHIBIT 15(b)

                         EMERALD FUNDS

           COMBINED AMENDED AND RESTATED DISTRIBUTION
               AND SERVICE PLAN FOR RETAIL SHARES
                          (ALL FUNDS)


                        I.  INTRODUCTION

          It has been proposed that Emerald Funds (the "Trust") make payments in connection with the distribution of the classes of shares, known as Retail Shares offered in its several equity, bond and money market funds (collectively the "Funds" and individually a "Fund"). If this is to be done, the Investment Company Act of 1940 (the "Act") and Rule 12b-1 promulgated thereunder require that a written plan describing all material aspects of the proposed financing must be adopted by the Trust.

          In addition, it has been proposed that the Funds make payments in connection with certain shareholder liaison services with respect to its Retail Shares as described below.

          This Plan provides for the payment by the Funds to securities dealers, financial institutions or other industry professionals, such as investment advisers, accountants and estate planning firms (collectively "Service Organizations"), for assistance in connection with the distribution, as the Securities and Exchange Commission construes such term under said Rule 12b-1, of Retail Shares and/or the provision of such shareholder liaison services.

          The Board of Trustees, in considering whether the Trust should implement this Plan, has requested and evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Funds for such purposes. In voting to approve the implementation of this Plan, the Trustees have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that this Plan will benefit the Funds and the holders of Retail Shares.

          Payments made under this Plan by the Trust with respect to a Fund will be borne entirely by the holders of that Fund's Retail Shares.

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               II.  DISTRIBUTION AND SERVICE PLAN

          The material aspects of the financing by the Trust of distribution and general shareholder liaison services incurred in connection with Retail Shares of the Funds are as follows:

          The Funds will pay fees for distribution assistance and/or the provision of shareholder liaison services to one or more Service Organizations (which may include the Distributor itself) in respect of the average daily value of the Funds' Retail Shares beneficially owned by persons ("Clients") for whom the Service Organization is the dealer of record or holder of record or with whom the Service Organization has a servicing relationship.

          While Part II of this Plan is in effect amounts may be paid for such assistance and services in connection with Retail Shares of the Funds on a monthly basis, at an annual rate of up to but not more than .25 of 1 percent of the average daily net asset value of each Fund's outstanding Retail Shares during such month.

          Payments to a Service Organization under this Part II shall be subject to compliance by the Service Organization with the terms of an agreement executed by the Service Organization. Upon the recommendation of the Trust's Administrator, any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements with Service Organizations in substantially the form attached hereto or in any other form duly approved by the Board of Trustees. The Trust's Administrator shall monitor the arrangements pertaining to the Trust's agreements with Service Organizations. The Trust's Administrator shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any agreement with any qualifying Service Organization. If an investor in a Fund is not, or ceases to be, a client of a Service Organization that has entered into such an agreement, but holds Retail Shares, the Distributor will be entitled to receive similar payments in respect of the distribution assistance and/or shareholder liaison services provided with respect to such investor.

          In addition, monthly payments to the Distributor under this Part II shall be made in accordance with, and subject to, the additional conditions set forth in Part III of this Plan.

          As used in this Plan, "shareholder liaison services" include, but are not limited to, (i) answering Client inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the Clients' investments; (ii) assisting Clients in designating and changing dividend

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options, account designations and addresses; and (iii) providing such other similar services as you or a Client may reasonably request.


                     III.  OTHER PROVISIONS

               (a) The payments under Part II of this Plan that are made out of or charged against the assets of a particular Fund must be in payment for distribution expenses incurred or services rendered on behalf of the Retail Shares of such Fund.

               (b) Joint distribution financing by the Funds on behalf of Retail Shares (which financing may also involve other investment portfolios or companies that are affiliated persons of the Funds, affiliated persons of such a person, or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Securities and Exchange Commission as in effect from time to time, and nothing in subparagraph (a) above or any other provision herein shall be construed to the contrary.

               (c) For the purposes of determining the amounts payable under this Plan, the net asset value of a Fund's Retail Shares shall be computed in the manner specified in the Fund's prospectus for such Shares as then in effect.

               (d) The Trust's Distributor or Administrator shall provide the Board of Trustees, at least quarterly, with a written report of all amounts expended pursuant to Part II of this Plan. The report shall state the purpose for which the amounts were expended.

               (e) This Combined Amended and Restated Distribution and Service Plan shall be effective as to the Funds' Retail Shares as of _______, 1996, and shall continue until November 30, 1996, unless earlier terminated in accordance with the terms hereof. Thereafter, this Plan shall continue automatically for successive annual periods, provided such continuance is approved by a majority of the Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection herewith (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the continuance of this Plan.

               (f) This Plan may be amended at any time by the Board of Trustees provided that (i) any amendment to increase materially the costs which the Retail Shares of any Fund may bear for distribution pursuant to
Part II of this Plan shall be

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effective only upon approval by a vote of a majority of the outstanding
Retail Shares of the Fund involved, and (ii) any material amendment of the terms of this Plan shall become effective only upon approval by a majority of the Board of Trustees, including a majority of the Disinterested Trustees, pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval.

               (g) This Plan is terminable, as to any Fund, without penalty at any time by (i) vote of a majority of the Disinterested Trustees, or (ii) vote of a majority of the outstanding Retail Shares of such Fund. All amounts payable by a Fund under this Plan shall be completely extinguished upon the termination of this Plan with respect to such Fund and such Fund shall have no further liability whatsoever in respect of such amounts.

               (h) So long as this Plan remains in effect, the selection and nomination of persons to serve as Trustees of the Trust who are not "interested persons" of the Trust shall be committed to the discretion of the Trustees then in office who are not "interested persons" of the Trust.


Adopted:  July 27, 1989 (money market portfolios) and
          October 31, 1990 (equity and bond portfolios)


Amended and Restated:    November 2, 1993, effective as of March
                         1, 1994; February 1, 1996, effective as
                         of __________, 1996


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      DISTRIBUTION AND SERVICE AGREEMENT FOR RETAIL SHARES
                               OF
                          EMERALD FUNDS




Ladies and Gentlemen:

     We wish to enter into this Agreement ("Agreement") with you concerning the provision, to the extent provided below, of services to our clients ("Clients") who may from time to time beneficially own Retail Shares of investment portfolios (collectively the "Funds") now or hereafter offered by the Emerald Funds (the "Trust"). Retail shares of the Funds are hereinafter referred to "Shares."

     The terms and conditions of this Agreement are as follows:

     Section 1. Except as otherwise designated in Appendix A to this Agreement, we agree to provide:(1) (a) reasonable assistance in connection with the distribution of Shares to Clients as requested from time to time by you, which assistance may include forwarding sales literature and advertising provided by you or your distributor for Clients; and/or (b) general shareholder liaison services with respect to our Clients. "General shareholder liaison services" include, but are not limited to, (i) answering Client inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the Clients' investments; (ii) assisting Clients in designating and changing dividend options, account designations and addresses; and (iii) providing such other similar services as you or a Client may reasonably request.

     Section 2. Except as otherwise designated in Appendix A to this Agreement, we also agree to provide shareholder processing services with respect to Clients who may from time to time beneficially own Shares. "Shareholder processing services" may include some or all of the following:(1)
(i) providing necessary personnel and facilities to establish and maintain shareholder accounts and records for Clients; (ii) assisting in aggregating and processing purchase, exchange and redemption transactions; (iii) placing net purchase and redemption orders with the Fund's distributor; (iv) arranging for wiring of funds; (v) transmitting

--------------------------
1. Services may be modified or omitted in the particular case and items relettered or renumbered.

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and receiving funds in connection with Client orders to purchase or redeem
Shares; (vi) processing dividend payments; (vii) verifying and guaranteeing Client signatures in connection with redemption orders and transfers and changes in Client-designated accounts, as necessary; (viii) providing periodic statements showing a Client's account balance and, to the extent practicable, integrating such information with other Client transactions otherwise effected through or with us; (ix) furnishing (either separately or on an integrated basis with other reports sent to a Client by us) periodic statements and confirmations of purchases, exchanges and redemptions; (x) transmitting on behalf of the Funds, proxy statements, annual reports, updating prospectuses and other communications from the Funds to Clients;
(xi) receiving, tabulating and transmitting to the Funds proxies executed by Clients with respect to shareholder meetings; (xii) providing the information to the Funds necessary for accounting or subaccounting; and (xiii) providing such other similar services as you or a Client may reasonably request.

     Section 3. You recognize that we may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by Federally chartered and supervised banks and other banking organizations. As such, we may be restricted in the activities we may undertake and for which we may be paid and, therefore, we will perform only those activities which are consistent with our statutory and regulatory obligations. We will act solely as an agent for, upon the order of, and for the account of, our Clients.

     Section 4. We will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

     Section 5. Neither we nor any of our officers, employees or agents are authorized to make any representations concerning you or the Shares except those contained in the Funds' applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by you to us, or in such supplemental literature or advertising as may be authorized by you in writing.

     Section 6. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Funds in any matter or in any respect. By our execution of this Agreement, we agree to and do release, indemnify and hold you harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by us or our officers, employees or agents regarding our responsibilities

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hereunder for the purchase, redemption, transfer or registration of Retail
Shares by or on behalf of Clients. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

     Section 7. In consideration of the services and facilities provided by us hereunder, you will pay to us, and we will accept as full payment therefor, the fees set forth in Appendix A to this Agreement at annual rates based on the average daily net asset value of the Shares beneficially owned by our Clients for whom we are the dealer of record or holder of record or with whom we have a servicing relationship (the "Clients' Shares"). Said fees will be computed daily and payable monthly. For purposes of determining the fee payable under this Section 7, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Funds' Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. The fee rate(s) stated above may be prospectively increased or decreased by you, in your sole discretion, at any time upon notice to us. Further, you may, in your discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Client or Clients. All fees payable by you under this Agreement with respect to the Retail Shares of a particular Fund shall be payable entirely out of the net investment income allocable to such Retail Shares, and no shares of the Fund involved, other than the Retail Shares, and no other Class of beneficial interest of the Trust (or a separate series of shares of any such Class) shall be responsible for such fees.

     Section 8. Any person authorized to direct the disposition of the monies paid or payable by you pursuant to this Agreement will provide to your Board of Trustees, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to your Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

     Section 9. You may enter into other similar Agreements with any other person or persons without our consent.

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     Section 10.  We hereby represent, warrant and agree that the compensation payable to us hereunder, together with any other compensation payable to us by our Clients in connection with the investment of their assets in Shares of the Funds, will be disclosed by us to our Clients, will be authorized by our Clients and will not result in an excessive or unreasonable fee to us. We will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

     Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by you or your designee. Unless sooner terminated, this Agreement will continue until November 30, 1996, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by you in the manner described in Section 14. This Agreement is terminable with respect to the Shares of any Fund, without penalty, at any time by you (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 14 or by vote of the holders of a majority of the outstanding Shares of such Fund) or by us upon notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

     Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

     Section 13. This Agreement will be construed in accordance with the internal laws of the State of Massachusetts, without giving effect to principles of conflict of laws.

     Section 14.  This Agreement has been approved by vote of a majority of
(i) your Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Act) of you and have no direct or indirect financial interest in the operation of the Plans adopted by you regarding the provision of services hereunder, or in any agreement related to such Plans, cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Trustees").

     Section 15. The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Emerald Funds" entered into in the

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name or on behalf thereof by any of its Trustees, representative or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any Class of shares of the Trust must look solely to the Trust property belonging to such Class for the enforcement of any claims against the Trust.


                                   Very truly yours,



                                   -------------------------------------------
                                   Service Organization Name
                                   (Please Print or Type)


                                   -------------------------------------------
                                   Address


                                   -------------------------------------------
                                   City                    State      Zip Code



Date:                              By:
     ------------------------          ---------------------------------------
                                        Authorized Signature



                                   Accepted:

                                   EMERALD FUNDS


Date:                              By:
      ------------------------          ------------------------------------

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Date:
      ----------------------

                          EMERALD FUNDS
                          Appendix A to
      Distribution and Service Agreement for Retail Shares

                          FEE SCHEDULE

     Pursuant to the terms and conditions set forth in the attached Distribution and Service Agreement (the "Agreement"), Service Organization agrees to provide the services described in Section 1 and Section 2 of the Agreement as follows:


                                                              Yes        No
Distribution and General Shareholder Liaison Services:       /   /      /   /

Shareholder Processing Services:                             /   /      /   /


     Pursuant to the terms and conditions set forth in the Agreement (including Section 7 thereof), Service Organization will accept as full payment for the services provided by it as specified above, fees (calculated daily and payable monthly) at the following rates based on the average daily net asset value of the Shares beneficially owned by Service Organization's
Clients:

     Distribution and Service Fee for General
     Shareholder Liaison Services. . . . . . . . . . . .   0.25%

     Shareholder Processing Fee. . . . . . . . . . . . .   0.25%



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